Exhibit 99.1

Good Gaming, Inc. Reaches Significant Milestone By Completing Its Legal Review for Its Game Documentation For MicroBuddies™

Good Gaming, Inc. Also Announces Its Intent To Launch MicroBuddies™ On Polygon

Kennett Square, PA, September 23, 2021 (Good Gaming, Inc. (OTCQB: GMER) (the “Company”) CEO David B. Dorwart is pleased to announce the Company has reached a significant milestone by completing its legal review for its MicroBuddies™ Game Documentation and the Company’s intent to launch its first-to-market NFT game on the Polygon blockchain.

The MicroBuddies™ Official Game Documentation gives a comprehensive look into the areas of the Genesis Event, Species, Traits, GOO™ production, GOO™ Tokenomics, Replication, Apoptosis, Yield Farming, and how to acquire MicroBuddies™. The Game Documentation also addresses changes to the GOO™ token designed to link GOO tokens with MicroBuddies™ to enhance gameplay and address certain legal risks.

The Official Game Documentation is now available at https://docs.microbuddies.io.

As previously reported, the Company has grown increasingly concerned with systemic issues related to significant gas fees, sometimes amounting to several hundred dollars per transaction, along with wait times to purchase NFTs on the Ethereum blockchain that would likely impact gameplay. These issues have raised serious concerns regarding the viability of using the Ethereum blockchain for MicroBuddies™ given concerns about accessibility and cost.

As such, the Company is excited to announce its plan to use Polygon for the mainnet launch of MicroBuddies™. Polygon is a protocol for building Ethereum-compatible blockchains and is a secure and lower-cost alternative to Ethereum’s escalating gas fees and wait times. Polygon’s PoS (proof of stake) blockchain will offer secure transactions for pennies while effectuating transactions in seconds.

Polygon’s architecture consists of a four-layer system composed of the Ethereum layer, a security layer, the Polygon networks layer, and an execution layer designed to be an entire platform for launching interoperable blockchains. This design seeks to address some of Ethereum’s major limitations, including high transaction costs and low throughput, by supplying a side chain that will work in tandem with the main chain and improve its costs, speed, and capabilities.

MicroBuddies™ will be providing an Ethereum bridge in the roadmap for secure storage of Buddies as well as a tutorial for connecting to and using the Polygon blockchain next week.

Douglas Adam Wathen, Good Gaming Crypto, and Gaming Director stated, “We are very excited to release our Game Documentation. It not only gives a wealth of information about the game, but it also represents an invaluable tool for everyone that wants to better understand MicroBuddies™ in detail. We have taken a lot of time to thoughtfully tweak the design of the game to improve playability and the Game Documentation reflects that. The Game Documentation has also been subject to a legal review given the regulatory scrutiny with respect to digital assets. The fact that we are a public company that is accountable to our shareholders and subject to the regulatory authority of the SEC distinguishes us from other projects involving digital assets where it may be more difficult to hold projects accountable for their actions.”

Mr. Wathen added, “I would like to take this opportunity to also provide an update to our testnet progress. The MicroBuddies™ closed beta is progressing even better than anticipated. We have already implemented numerous improvements to our game logic and the number of outstanding bugs remaining to be squashed for a viable release candidate can be counted on one hand. We will now rely on feedback from our recently announced beta testing participation program to implement strategic tweaking to the game’s core mechanics which will ultimately determine our mainnet launch date.”

Mr. Wathen has created a medium post that discusses changes and the future outlook of the game with its new features in a medium post published at https://medium.com/microbuddies

As previously reported, the Company is preparing to launch its beta testing participation program. The program will offer Nano Factory Token holders who have pre-registered to play MicroBuddies™ the opportunity to give feedback to the game developers as they prepare for a soon-to-be-announced mainnet launch date. Owning a limited-edition Nano Factory token has its privileges. With less than 400 of the original 2,500 remaining, they aren’t expected to last long.

Due to recent changes designed to address regulatory risks, as well as moving our blockchain platform to Polygon, the beta test participation program will be initiated on Polygon’s Mumbai testnet and is set to begin on October 5th, 2021.

About MicroBuddies™

Good Gaming, Inc. is in the final stages of preparation for the mainnet launch of its first-to-market collectible NFT game, MicroBuddies™, where players will be able to collect lovable, self-replicating microbes that passively produce their own in-game currency GOO™.

GOO™ can be used to replicate new MicroBuddies™ from existing ones and customize their genome using a strategic artificial selection process. Well-bred MicroBuddies™ will have a high rate of GOO™ production, so players who develop their skills will be able to create greater opportunities for themselves.

At the Polygon Mainnet launch of MicroBuddies™, a player will use their special Nano Factory Tokens to synthesize Generation 0 MicroBuddies™ and begin the game. The first 2,500 MicroBuddies™, collectively known as Generation 0, are expected to be the rarest and most scarce set of MicroBuddies™ and what the rest of the game will propagate from. If the Nano Factory Tokens sell out, or a player fails to purchase a Nano Factory Token prior to the launch of the game, the only way to acquire a MicroBuddy and play will be to first purchase one from another player on the secondary market at the fair market value.

To purchase MicroBuddies™ limited edition Nano Factory Tokens, go to:

https://microbuddies.io

We invite everyone to join our corporate-supported social media platforms to engage with one another, receive reliable, up-to-date, accurate information, and communicate in our Good Gaming, Inc. and MicroBuddies™ communities.

Visit us on our social media platforms:

Discord

https://discord.com/invite/MicroBuddies

Telegram Group

https://t.me/microbuddiesio

Telegram Channel

https://t.me/MicroBuddies

Twitter

https://twitter.com/microbuddies

https://twitter.com/GOODGMER

Reddit

https://www.reddit.com/r/MicroBuddies/

Instagram

https://www.instagram.com/goodgmer/

Facebook

https://www.facebook.com/GoodGMER

https://www.facebook.com/GoodGamingMC

Twitch

https://www.twitch.tv/goodgaminginc

YouTube Channel

https://www.youtube.com/channel/UC3YyoK_Xdo7sfPmse898Nog/

About Good Gaming:

Good Gaming is an innovative brand leading the gaming industry across multiple segments in the space since 2008. Beginning with our roots as a collaborative space for gamers to share their knowledge, we went on to establish ourselves as one of the leaders in hosting Hearthstone tournaments. In 2016, we expanded our reach to include establishing multiple Minecraft servers with some of the most popular versions of Prison and SkyBlock, then developing our completely custom-developed NFT blockchain game, MicroBuddies™, in 2021. The Good Gaming advantage comes from our development team’s close relationship with the player communities of all of our games. The constant communication and resulting feedback further expand our proprietary content, and we continue to be influencers in the realm. Good Gaming continues to find exciting and innovative ways to branch across the gaming industry. As a staff and community, our goal is to cement our place as a fun and collaborative place for ALL gamers to enjoy.

For more information about Good Gaming, please visit our website:

https://www.good-gaming.com

Safe Harbor: This release contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of Good Gaming Inc., its directors or its officers with respect to, among other things: (i) financing plans; (ii) trends affecting its financial condition or results of operations; (iii) growth strategy and operating strategy. The words “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential,” and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond Good Gaming Inc.’s ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. More information about the potential factors that could affect the business and financial results is and will be included in Good Gaming, Inc.’s filings with the Securities and Exchange Commission, including those set forth as “Risk Factors” in such filings.

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